EXHIBIT 5


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                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                             New York, NY 10019-6099



June 19, 2003

XO Communications, Inc.
11111 Sunset Hills Road
Reston, Virginia  20190

Ladies and Gentlemen:

We have acted as counsel to XO Communications, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about June 19, 2003 in connection with the registration under the Securities Act of 1933, as amended (the "Act") by the Company of options to purchase ("Options") and stock appreciation rights relating to ("SARs") an aggregate of 1,900,000 shares of common stock of the Company, par value $0.01 per share (the "Common Stock") issuable pursuant to the Company's 2002 Stock Incentive Plan (the "Stock Incentive Plan") as a result of awards granted under the Company's 2003 Employee Retention and Incentive Plan (the "Retention Plan").

As counsel for the Company, we have examined, among other things, originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

Based on the foregoing, we hereby inform you that, in our opinion, the Options and SARs, when issued in accordance with the terms of the Stock Incentive Plan through awards made under the Retention Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and Federal law.

Very truly yours,

/s/ Willkie Farr & Gallagher